Exhibit 99.1

Luna Innovations Acquires Micron Optics,
A Leader in Optical Measurement Technology
Acquisition will accelerate growth in structural testing and sensing as well as communications testing

(ROANOKE, VA, October 16, 2018) – Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced fiber optic technology, today announced that it has acquired Micron Optics, Inc., an Atlanta, GA-based leading provider of innovative optical components and laser-based measurement technology. Micron Optics’ sensing and measurement solutions are deployed in multiple industries including in automotive and aerospace, Luna’s core customer base.

Due to the complementary nature of Micron Optics’ products, Luna expects a smooth integration with its existing product lines. The combined product portfolio has the potential to provide customers with better capabilities and broader offerings, as Micron Optics brings products with higher speeds and longer measurement range. The acquisition also positions Luna to better penetrate its existing markets of aerospace and automotive, through access to an expanded product portfolio and broader customer base, including more direct access to customers in Asia through Micron Optics’ overseas sales channels.

“This acquisition exemplifies execution of the strategy we’ve developed. The acquisition of Micron Optics fits squarely within our core technology platform and target markets, and we believe will act as a catalyst to accelerate growth,” said Scott Graeff, President and Chief Executive Officer of Luna. “We are focused on scaling our two vertical markets – structural testing and sensing as well as communications testing – with a particular emphasis on the growing aerospace and automotive areas. We intend to drive growth organically and through the strategic deployment of capital. This acquisition is a prudent use of capital that is quickly accretive to our earnings, consistent with the parameters I’ve outlined previously, in terms of driving long-term value creation.”

Exhibit 99.1

Vice President and General Manager of Luna’s Lightwave Division, Brian Soller, Ph.D., said, “We are very familiar with Micron Optics and are pleased to welcome their team to Luna. We see this as a perfect fit with our core strategic sensing capabilities and expect to immediately integrate Micron Optics into our existing infrastructure. We believe that this acquisition will drive value by allowing us to further penetrate our core target markets and expand our technology by leveraging Micron Optics’ engineering expertise and unique capabilities.”

Conference Call Information
Luna will discuss this announcement on a conference call, taking place today at 8:00 am (EDT). The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 5384509. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

Third-quarter Earnings Announcement
Luna also announced today that it will report its third-quarter financial results for the quarter ended
September 30, 2018 on Thursday, November 8, 2018 before U.S. financial markets open. Scott Graeff, President and Chief Executive Officer, and Dale Messick, Chief Financial Officer, will host a conference call on Thursday, November 8, 2018, at 8:30 a.m. (EST), to discuss the financial results and provide a general business update.

The third-quarter earnings call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 9194505. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. Both webcasts will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the respective conference calls.

About Micron Optics, Inc.
Micron Optics’ (www.micronoptics.com) optical sensing and tunable filter products make impossible measurements possible, revealing new, critical information for infrastructure, energy, transportation, medical and industrial sectors. Since 1990, Micron Optics has been expanding its core capabilities from tunable optical components and leading-edge instrumentation and software, to complete optical sensing systems. Micron Optics is a privately held company with headquarters in Atlanta, Georgia, USA. For more information, visit www.micronoptics.com.
About Luna

Exhibit 99.1

Luna Innovations, Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance fiber optic-based test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna’s expectations regarding the expected benefits of the acquisition, including the ability of the acquisition to accelerate the company’s growth, the integration of Micron Optics’ products into Luna’s product lines and the company’s business strategies. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, uncertainties regarding integration of the companies’ respective employee bases, service offerings and business operations, potential adverse reactions or uncertainties regarding the acquisition among the companies’ customers, potential unknown liabilities and unforeseen expenses associated with the acquisition, potential performance shortfalls as a result of the diversion of management’s attention caused by completing the acquisition and integrating the companies’ operations and other risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contacts:
Jane Bomba                        Sally J. Curley
Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

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